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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-161300 on Form S-3 and Registration Statement No. 333-153231 on Form S-8 of our reports dated May 25, 2011, relating to the consolidated financial statements of GT Solar International, Inc., and the effectiveness of GT Solar International Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of GT Solar International, Inc. for the year ended April 2, 2011.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 25, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM